UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 24, 2011
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COMMUNITY BANKERS TRUST CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32590 (Commission File Number)	20-2652949 (IRS Employer Identification No.)

4235 Innslake Drive, Suite 200 Glen Allen, Virginia (Address of principal executive offices)	23060 (Zip Code)

Registrant’s telephone number, including area code: (804) 934-9999

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 24, 2011, following its annual meeting of stockholders, Community Bankers Trust Corporation (the “Company”) appointed Rex L. Smith, III to its Board of Directors, effective as of June 1, 2011.  The Company had previously named Mr. Smith to the positions of President and Chief Executive Officer on a permanent basis subject to regulatory approval and, effective May 24, 2011, he officially took those titles.  As an employee-director, Mr. Smith will not be compensated for his services on the Board of Directors.

As previously disclosed, the Company appointed Glenn J. Dozier and S. Waite Rawls III to the Board of Directors effective May 11, 2011.  The Board initially appointed Mr. Dozier to its Audit Committee and Credit Committee and Mr. Rawls to its Asset/Liability Committee and Credit Committee.  On May 24, 2011, the Board named Mr. Dozier as Chair of its Audit Committee.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of stockholders on May 24, 2011.  At the annual meeting, the stockholders of the Company took the following actions:

•
The stockholders elected each of Richard F. Bozard, Alexander F. Dillard, Jr., Glenn J. Dozier and S. Waite Rawls III as a director for a three-year term.  The elections were approved by the following votes:

Director	Votes For	Votes Withheld	Broker Non-Votes

Richard F. Bozard	7,806,085	1,872,485	4,762,487
Alexander F. Dillard, Jr.	5,434,341	4,244,229	4,762,487
Glenn J. Dozier	7,843,748	1,834,822	4,762,487
S. Waite Rawls III	7,836,459	1,842,111	4,762,487

•	The stockholders approved the following advisory (non-binding) proposal:

RESOLVED, that the stockholders approve the compensation of executive officers as disclosed in the proxy statement for the 2011 Annual Meeting of Community Bankers Trust Corporation pursuant to the rules of the Securities and Exchange Commission.

With respect to this action, there were 7,056,164 votes for, 1,899,976 votes against, 722,430 abstentions and 4,762,487 broker non-votes.

As a recipient of funds through the TARP Capital Purchase Program, the Company will present this advisory proposal at the annual meeting of stockholders following each calendar year in which it holds such funds.

•
The stockholders ratified the appointment of Elliott Davis, LLC as the Company’s independent registered public accounting firm for the 2011 year.  With respect to this action, there were 13,152,723 votes for, 1,200,425 votes against, and 87,909 abstentions.

Item 8.01	Other Events.

On May 24, 2011, Alexander F. Dillard, Jr. resigned as Chairman of the Company’s Board of Directors, but Mr. Dillard remains a member of the Board.  On the same date, the Board elected John C. Watkins as Chairman.  In connection with this change, the Board eliminated the position of Vice Chairman of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANKERS TRUST CORPORATION
(Registrant)

Date: May 25, 2011	By: /s/ John M. Oakey, III
John M. Oakey, III
General Counsel and Secretary